                                                                    Exhibit 21.1

             Subsidiaries of the Registrant, Mego Financial Corp.


                                                                        Jurisdiction of        Percent
    Name of Subsidiary                                                   Incorporation          Owned        Parent
    ------------------                                                   -------------          -----        ------
Preferred Equities Corporation                                               Nevada                 100%      Mego
Brigantine Preferred Properties, Inc.                                        Nevada                 100%       PEC
The Brig, Inc.                                                             New Jersey                99%       BPP
Brigantine Inn Management, Inc.                                            New Jersey               100%       BPP
Calvada Springs Corporation                                                  Nevada                 100%       PEC
Central Nevada Realty Company                                                Nevada                 100%       PEC
Central Nevada Utilities Company                                             Nevada                 100%       PEC
Colorado Land and Grazing Corp.                                             Colorado                100%       PEC
First Corporation of Nevada                                                  Nevada                 100%       PEC
First National Equity Corp.                                                  Nevada                 100%       PEC
Overlook Food and Beverage Company                                          Colorado                100%       PEC
Preferred Colorado Land Co.                                                 Colorado                 80%       PEC
Preferred Equities Insurance Agency, Inc.                                    Nevada                 100%       PEC
Preferred Vacation Resorts, Inc.                                             Nevada                 100%       PEC
Resort Properties Advertising, Inc.                                          Nevada                 100%       PEC
RVS Marketing, Inc.                                                          Texas                  100%       PEC
Southern Colorado Properties, Inc.                                          Colorado                100%       PEC
Steamboat Suites, Inc.                                                      Colorado                100%       PEC
AB Preferred Holdings Inc.                                                  Florida                 100%       PEC